UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2008

MAR KED MINERAL EXPLORATION, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-52522	98-0550352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Fifth Avenue Suite 4100, Seattle, Washington	89104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(206) 965-8400

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement

On May 15, 2008,  the registrant entered  into an assignment agreement (“Agreement”) with Coastal Uranium Holdings, Ltd., a British Columbia, Canada company (“Coastal”) whereby the registrant acquired the right and option to a 50% undivided interest to S-110474 and S-110475, two mining claims in the Hatchet Lake area of the Athabasca region of Saskatchewan, Canada.   The registrant agreed to pay $250,000USD and 3,500,000 common shares of Mar Ked to Coastal under the Agreement, as well as assume Coastal’s as yet undetermined financial obligations for continued development of the claims.

Mar Ked President, CEO and  Sole Director, Vladimir Fedyunin, is also the President, CEO and Sole Director of another mining company, Vanguard Minerals Corporation, which also has purchased mining claim interests from Coastal in the Athabasca region, although the claims are separate and distinct claims from the claims bought by Mar Ked under this Agreement.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed herewith:

Exhibit
Number	Description

10.1	Assignment Agreement between the registrant and Coastal Uranium Holdings, Ltd., dated May 15, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2008
MAR KED MINERAL EXPLORATION, INC.

	By:	/s/ Vladimir Fedyunin
Vladimir Fedyunin
Chief Executive Officer